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                                                                    EXHIBIT 2(C)



                                MERGER AGREEMENT
                         INVESTORS SAVINGS BANK, F.S.B.
                                 WITH AND INTO
                FIRSTAR BANK OF MINNESOTA, NATIONAL ASSOCIATION


   MERGER AGREEMENT ("Bank Merger Agreement") dated as of August 21, 1994, adopted and made by and between Firstar Bank of Minnesota, National Association ("Firstar Bank"), a national banking association having its principal office at Bloomington, Minnesota, acting pursuant to resolutions adopted by the vote of a majority of its board of directors in accordance with applicable provisions of 12 C.F.R. Section 5.33, and Investors Savings Bank, F.S.B. ("Investors FSB"), a federal savings bank having its principal office at Wayzata, Minnesota, acting pursuant to resolutions adopted by the vote of two-thirds of its entire board of directors in accordance with applicable provisions of 12 C.F.R.
Section 552.13.

                              W I T N E S S E T H

   WHEREAS, Firstar Bank is a national banking association organized and existing under the laws of the United States, the authorized capital stock of which consists of 7,146,000 shares of common stock, par value of $5.00 per share ("Firstar Bank Common Stock"), of which at the date hereof 7,146,000 shares are issued and outstanding; and

   WHEREAS, Investors FSB is a federal savings bank organized and existing under the laws of the United States, the authorized capital stock of which consists of 200,000 shares of common stock, par value $2.50 per share ("Investors FSB Common Stock"), all of which at the date hereof are issued and outstanding; and

   WHEREAS, Firstar Bank's parent corporations, Firstar Corporation of Minnesota and Firstar Corporation, and Investors FSB's parent corporation, Investors Bank Corp., have entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") that contemplates the merger of Investors FSB with and into Firstar Bank; and

   WHEREAS, the respective Boards of Directors of Investors FSB and Firstar Bank deem the merger of Investors FSB with and into Firstar Bank, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective institutions and their respective shareholders, and the respective Boards of Directors of Firstar Bank and Investors FSB have adopted resolutions approving this Bank Merger Agreement and each of the Boards of Directors of Firstar Bank and Investors FSB has directed that this Bank Merger Agreement be submitted to their respective shareholders for approval; and

   WHEREAS, approval of this Bank Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Investors FSB Common Stock and the holders of at least two-thirds of the outstanding shares of the Firstar Bank Common Stock; and
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   WHEREAS, the sole shareholder of Firstar Bank has approved this Bank Merger
Agreement; and

   WHEREAS, the sole shareholder of Investors FSB has approved this Bank Merger Agreement.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and intending to be legally bond hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  BANK MERGER

   Subject to the terms and conditions of this Bank Merger Agreement, on the Effective Date (as hereinafter defined), Investors FSB shall be merged with and into Firstar Bank pursuant to the provisions of, and with the effect provided in, 12 U.S.C. Section 215c, 12 U.S.C. Section 1467a(s), 12 C.F.R. Section
5.33 and 12 C.F.R. Section 552.13 (said transaction being hereinafter referred to as the "Bank Merger"). On the Effective Date, the separate existence of Investors FSB shall cease and Firstar Bank, as the surviving entity, shall continue its existence under the name "Firstar Bank of Minnesota, National Association" unaffected and unimpaired by the Bank Merger, and shall be liable for all of the liabilities of Investors FSB existing at the Effective Date, including without limitation liabilities with respect to savings accounts of Investors FSB (Firstar as existing on and after the Effective Date being hereinafter sometimes referred to as the "Surviving Bank"). The main office of Firstar Bank at Bloomington, Minnesota shall be the main office of the Surviving Bank and the branch offices thereof will be located at the locations set forth on the attached Schedule A.

                                   ARTICLE II
                      ARTICLES OF ASSOCIATION AND BY-LAWS

   The Articles of Association and the By-Laws of Firstar Bank in effect immediately prior to the Effective Date shall be the Articles of Association and the By-Laws of the Surviving Bank, in each case until amended in accordance with applicable law.

                                  ARTICLE III
                               BOARD OF DIRECTORS

   On the Effective Date, the Board of Directors of the Surviving Bank shall consist of those persons named in the attached Schedule B.





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                                   ARTICLE IV
                                    CAPITAL

   The shares of capital stock of Firstar Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                                   ARTICLE V
                      CANCELLATION OF INVESTORS FSB SHARES

   1. On the Effective Date, each share of Investors FSB Common Stock outstanding immediately prior to the Effective Date shall by virtue of the Bank Merger be canceled and no cash, stock or other property shall be delivered in exchange therefor.

   2. On the Effective Date, the stock transfer books of Investors FSB shall be closed and no transfer of Investors FSB Common Stock shall thereafter be made or recognized.

                                   ARTICLE VI
                       EFFECTIVE DATE OF THE BANK MERGER

   The Bank Merger shall be effective at the later of the time and on the date upon which the Bank Merger is permitted to occur by the Office of the Comptroller of the Currency or at the time and on the date upon which the Bank Merger is permitted to occur by the Office of Thrift Supervision (such date and time being herein referred to as the "Effective Date").

                                  ARTICLE VII
                               FURTHER ASSURANCES

   If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Investors FSB, or otherwise carry out the provisions hereof, the proper officers and directors of Investors FSB, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Investors FSB, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

   The obligations of Investors FSB and Firstar Bank to effect the Bank Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement and the prior effectiveness of the merger between Firstar Corporation of Minnesota and Investors Bank Corp. contemplated thereby.





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                                   ARTICLE IX
                                  TERMINATION

   Anything contained in this Bank Merger Agreement to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Investors FSB or Firstar Bank, this Bank Merger Agreement may be terminated and the Bank Merger abandoned as provided in the Reorganization Agreement. In the event the Reorganization Agreement is terminated pursuant to the terms thereof, this Bank Merger Agreement shall become void and have no effect.

                                   ARTICLE X
                                 MISCELLANEOUS

   1. This Bank Merger Agreement may be amended or supplemented at any time by mutual agreement of Investors FSB and Firstar Bank. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors.

   2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Bank Merger Agreement.

   3. This Bank Merger Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

   4. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of Minnesota, except to the extent federal law may be applicable.

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Bank Merger Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST                                     INVESTORS SAVINGS BANK, F.S.B.



/s/ Daniel A. Arrigoni                     By:  /s/ John G. Lohmann, Jr.
- -----------------------------------             -----------------------------
Name:   Daniel A. Arrigoni                      Name:   John G. Lohmann, Jr.
Title:  Executive Vice President                Title:  Executive Vice
                                                        President and Secretary



(SEAL)





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ATTEST                                     FIRSTAR BANK OF MINNESOTA,
                                           NATIONAL ASSOCIATION



/s/ Jeffrey S. Smith                       By:  /s/ Richard W. Schoenke
- -----------------------------------             -----------------------------
Name:   Jeffrey S. Smith                        Name:   Richard W. Schoenke
Title:  First Vice President                    Title:  President and CEO





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